Exhibit 99.1

Applied DNA Reports 2020 Fiscal First Quarter Financial Results

Company to Hold Conference Call and Webcast Today,
Thursday, February 6, 2020 at 4:30 PM ET.

STONY BROOK, N.Y. – February 6, 2020 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), a leader in Polymerase Chain Reaction (PCR)-based DNA manufacturing for product authenticity, traceability solutions and nucleic acid-based biotherapeutic development and a developer of liquid biopsies today announced consolidated financial results for the fiscal first quarter ended December 31, 2019.

“During our fiscal first quarter, we made meaningful progress on our strategic priorities for fiscal 2020 to position the company for long-term growth while raising capital to support our growth strategy. Our revenue performance reflects a difficult comparison to the year-ago period, which included revenue related to a Department of Defense contract since completed, as well as our historical revenue pattern that troughs in the first quarter and builds over the balance of the year,” stated Dr. James A. Hayward, president and CEO of Applied DNA.

“In our biotherapeutics business that utilizes our proprietary linear DNA production platform for application in adoptive cell therapies; DNA vaccines, such as cancer vaccines; CRISPR and other nucleic acid-based therapies, we continued to build proof points for a new paradigm in linear DNA production with our patented PCR processes ahead of traditional plasmids production. During the quarter, we signed an agreement with Tyme Technologies for our Vita-AssayTM invasive Circulating Tumor Cell (“iCTC”) capture assay and services that enable Tyme to monitor disease progression in its pivotal trial for metastatic pancreatic cancer. In our industrials business that utilizes the same platform to illuminate supply chains in large commercial ecosystems for authenticity and traceability, the launch of Colorcon’s on-dose authentication platform powered by our taggant technology demonstrates execution of our pharmaceutical strategy to partner with Colorcon, who will be marketing the platform to its expansive customer base. Strategic progress has continued in this sector into our fiscal second quarter with our entry into the nutraceuticals market with a multi-year CertainT contract with Nutrition 21.”

Concluded Dr. Hayward, “Looking ahead, we are placing greater emphasis on positioning our platform for biotherapeutic and diagnostic applications where there is a growing imperative for our capabilities while also nurturing key industrials applications to commercial-scale deployments. Our recently acquired liquid biopsy technology – the iCTC liquid biopsy platform – we believe allows us to detect primary cancer tumors often before they are visible to other diagnostic technologies, when preventive care for impending cancer may still be an option. Our iCTC platform is potentially transformative to cancer care, and our relationship with Tyme establishes a partnering model that is applicable to other companies pursuing therapies for such cancers as breast, pancreatic, ovarian, colorectal, among others, that we are actively pursuing.”

Fiscal First Quarter 2020 Financial Results:

•	Revenues decreased 28% for the first quarter of fiscal 2020 to $634 thousand, compared with $884 thousand reported in the same period of the prior fiscal year and decreased 62% from $1.7 million for the fourth quarter of fiscal 2019. This decrease in revenue year over year is due to a decrease of $167 thousand in service revenue and a decrease of $84 thousand in product revenues. The decrease in service revenues was primarily attributable to a decrease from a government contract award that ended during fiscal 2019. The decrease in product revenues was primarily related to a decrease of approximately $200 thousand in textiles, related to a cotton customer offset by an increase of $135 thousand in biopharmaceutical revenues.

•	Total operating expenses decreased to $3.0 million for the first fiscal quarter of 2020, compared with $3.9 million in the prior fiscal year’s first quarter. This decrease was primarily attributable to an approximate $352 thousand decrease in payroll and a decrease of $93 thousand in consulting fees, which are both due to a realignment of the sales force and reductions in overall headcount. In addition, there was a decrease of $285 thousand in stock-based compensation expense and a reduction of $145 thousand in research and development expenses.

•	Net loss for the quarter ended December 31, 2019 was $2.7 million, or $1.12 per share, compared with a net loss of $3.2 million, or $4.25 per share, for the quarter ended December 31, 2018, an improvement of 18%, and a net loss of $1.2 million, or $1.44 per share, for the quarter ended September 30, 2019.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $2.4 million and a negative $2.6 million for the quarters ended December 31, 2019 and 2018, respectively. See below for information regarding non-GAAP measures.

Select Recent Operational Highlights:

•	On February 5, 2020, Applied DNA entered into an amendment to its existing joint development agreement with Takis S.R.L and Evvivax S.R.L.to include pre-clinical development of a potential linear DNA vaccine against 2019-nCoV, the new coronavirus;

•	On January 27, 2020, Applied DNA bolstered its patent portfolio when the U.S. Patent and Trademark Office granted it a U.S. patent that covers methods of tagging man-made cellulosic fibers or materials during production and later authenticating the fiber or materials to confirm provenance and/or authenticity. This newly issued patent extends the Company’s addressable market within textiles to include cotton, synthetic fibers and materials, and, now, man-made cellulosic fibers and materials;

•	On January 13, 2020, the Company announced a licensing agreement with LifeSensors, Inc. whereby it will incorporate LifeSensors’ high expression SUMO-fusion technologies into the Company’s linear DNA amplicons designed and produced for therapeutic applications. The Company believes that the incorporation of the SUMO-fusion technologies into Applied DNA’s linear amplicons may further optimize protein expression and deliver yet another strength to linear DNA; and

•	On December 23, 2018, Colorcon, Inc., a world leader in the development and supply of film coating systems and excipients for pharmaceuticals, formally launched its On-Dose Authentication capability utilizing the Company’s technology to provide track and trace functionality for supply chain security. Applied DNA’s molecular taggants are integrated into Colorcon’s Opadry® film coating system to significantly reduce the risks associated with the global problem of counterfeit and falsified medications entering the supply chain.

Fiscal First Quarter 2020 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal first quarter-end 2020 results on Thursday, February 6, 2020 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402

•	Participant Toll: 1-412-317-6798

•	Please ask to be joined to the Applied DNA call

Live webcast: https://services.choruscall.com/links/apdn200206.html

Replay (available 1 hour following the conclusion of the live call through February 7, 2020):

•	Participant Toll Free: 1-877-344-7529

•	Participant Toll: 1-412-317-0088

•	Participant Passcode: 10138146

•	Webcast replay: https://services.choruscall.com/links/apdn200206.html

For those investors unable to attend the live call, a copy of management’s PowerPoint presentation will be available for review under the ‘Events and Presentations’ section of the company’s Investor Relations web site: https://adnas.com/molecular-based-security/investors/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping, and pre-clinical nucleic acid-based therapeutic drug candidates.

Applied DNA makes life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Common stock listed on NASDAQ under the symbol ‘APDN’.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to our ability to successfully enter into commercial contracts for the implementation of our CertainT® platform, the possibility of failure to make timely payment on its outstanding secured convertible notes and resulting enforcement by noteholders of remedies on collateral which includes substantially all of Applied DNA’s assets, the Company’s history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s product candidates will advance further in the preclinical research or clinical trial process, and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 12, 2019 and our subsequent quarterly report on Form 10-Q filed on February 6, 2020, and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

December 31, 2019 AND September 30, 2019

	December 31, 2019	September 30, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$8,662,853	$558,988
Accounts receivable, net of allowance of $4,500 at December 31, 2019 and September 30, 2019, respectively	273,969	839,951
Inventories	82,683	142,629
Prepaid expenses and other current assets	618,077	604,740
Total current assets	9,637,582	2,146,308
	-
Property and equipment, net	184,101	226,221

Other assets:
Deferred offering costs	-	109,698
Deposits	62,350	62,351
Goodwill	285,386	285,386

Intangible assets, net	702,412	734,771
Total Assets	$10,871,831	$3,564,735

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities (including related party of $7,559 at December 31, 2019)	$1,053,554	$1,616,997
Deferred revenue	455,051	628,993
Total current liabilities	1,508,605	2,245,990

Long term accrued liabilities	659,692	621,970

Secured convertible notes payable, related party. net of debt issuance costs	1,479,254	1,442,497
Secured convertible notes payable, recorded at fair value	-	102,777
Total liabilities	3,647,551	4,413,234

Commitments and contingencies

Applied DNA Sciences, Inc. Stockholders’ Equity (Deficit):
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 3,485,399 and 1,200,399 shares issued and outstanding as of December 31, 2019 and September 30, 2019, respectively	3,485	1,200
Additional paid in capital	266,699,007	255,962,930
Accumulated deficit	(259,471,142)	(256,805,589)
Applied DNA Sciences, Inc. stockholders’ equity (deficit):	7,231,350	(841,459)
Noncontrolling interest	(7,070)	(7,040)
Total equity (deficit)	7,224,280	(848,499)

Total liabilities and (deficit) equity	$10,871,831	$3,564,735

See the accompanying notes to the condensed consolidated financial statements.

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(unaudited)

	Three Months Ended December 31,
	2019	2018

Revenues:

Product	$237,870	$321,875
Service	395,649	562,447
Total revenues	633,519	884,322

Cost of revenues	232,031	153,485

Operating expenses:
Selling, general and administrative	2,373,413	3,082,380
Research and development	564,426	709,564
Depreciation and amortization	75,067	135,052

Total operating expenses	3,012,906	3,926,996

LOSS FROM OPERATIONS	(2,611,418)	(3,196,159)

Other (expense) income:
Interest (expense) income, net (including related party of $28,543 and $23,470 for the three month periods ended December 31, 2019 and 2018, respectively)	(29,091)	(31,611)
Other expense, net	(22,232)	(6,550)

Loss before provision for income taxes	(2,662,741)	(3,234,320)

Provision for income taxes	-	-

NET LOSS	(2,662,741)	(3,234,320)
Less: Net loss attributable to noncontrolling interest	30	-
NET LOSS attributable to Applied DNA Sciences, Inc.	(2,662,711)	(3,234,320)
Deemed dividend related to warrant modifications	(2,842)	-
NET LOSS applicable to common stockholders	(2,665,553)	(3,234,320)

Net loss per share applicable to common stockholders-basic and diluted	$(1.12)	$(4.25)

Weighted average shares outstanding-basic and diluted	2,380,564	761,769

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Months Ended December 31,
	2019	2018

Net Loss	$(2,662,711)	$(3,234,320)
Interest expense (income), net	29,091	31,611
Depreciation and amortization	75,067	135,052
Stock based compensation expense	205,490	490,244
Bad debt expense	-	(8,633)
Total non-cash items	309,648	648,274
Consolidated Adjusted EBITDA (loss)	$(2,353,063)	$(2,586,046)